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                                                                   Exhibit 3.282

                            ARTICLES OF INCORPORATION

                                       OF

                              STAT PHYSICIANS, INC.
                              A FLORIDA CORPORATION

      The undersigned, a natural person of the age of eighteen years or more who is duly authorized under the laws of the State of Florida, to act as incorporator of a business corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation for such business corporation.

                                    ARTICLE I
                       NAME, ADDRESS, AND REGISTERED AGENT

      1.1 Name and Address. The name and address of the Corporation shall be STAT Physicians, Inc. ("Corporation"), 12450 Greenspoint Drive, Suite 1200, Houston, Texas 77060.

      1.2 Registered Agent and Office. The street address of the Corporation's initial registered office is 1201 Hays Street, Tallahassee, Florida 32301, and the name of its initial registered agent at such address is Corporation Service Company.

                                   ARTICLE II
                             DURATION AND CONTINUITY

      2.1 Duration. The duration of this Corporation shall be perpetual subject to the Florida Business Corporation Act.

                                   ARTICLE III
                                     PURPOSE

      The purpose of the Corporation is to engage in the transaction of any and all lawful business for which corporations may be incorporated under the Florida Business Corporation Act and to own and hold such property, enter into contracts, and carry on any business useful for, incidental to, necessary for or appropriate for the successful operation of the foregoing activities.

      The Corporation may do all and everything necessary, advisable, proper, or convenient for the accomplishment, attainment, or furtherance of any of the purposes or objectives set forth in these Articles of Incorporation or any amendment thereof, and to do all other things incident thereto or connected therewith, which are not forbidden by the Florida Business Corporation Act, or otherwise by law, or by these Articles of Incorporation.

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      The foregoing paragraphs shall be construed as enumerating both objectives and purposes of the Corporation, and it is hereby expressly provided that the foregoing enumeration of specific purposes shall not be held to limit or restrict in any manner the purposes or powers of the Corporation otherwise permitted by law.

                                   ARTICLE IV
                                INITIAL DIRECTOR

      he Corporation shall be governed by a Board of Directors elected by the Shareholders. The initial Board of Directors shall consist of one director, provided, however, the number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation.

      The name and address of the person who will serve as director until the first annual meeting of the shareholders or until a successor has been duly elected and qualified is:

NAME                        ADDRESS
--------------              -----------------------------------
Victor Miranda              12450 Greenspoint Drive, Suite 1200
                            Houston, Texas 77060

                                    ARTICLE V
                                     BYLAWS

      The Board of Directors of the Corporation shall have the power and authority to adopt, amend and alter the bylaws of the Corporation by a majority vote.

                                   ARTICLE VI
                     SHARES, CAPITAL, VOTING, CONSIDERATION

      The aggregate number of shares of capital stock the Corporation shall have authority to issue is 1,000,000, having a par value of $.01, designated common stock. The Board of Directors shall determine the consideration to be received for each share of ownership in the Corporation. Each Shareholder shall be entitled to one vote for each share of common stock owned by such Shareholder and shall be entitled to the Corporation's assets and have such other rights as set forth in the Florida Business Corporation Act. The Corporation shall not begin business until it has received, for the issuance of its shares, money, labor done, or property actually received.

                                   ARTICLE VII
                          DIRECTOR CONFLICT OF INTEREST

      No contract or transaction between the Corporation and one more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are

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directors or officers or have a financial interest shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorities the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if:

      (a) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, provided, however, that the contract or transaction shall not be authorized by the vote of only a single director; or

      (b) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders.

      (c) The Contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or by a committee thereof, or the Shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any director or officer to any liability that he or she would not be subject to in the absence of this provision.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      The Corporation shall have the power and authority to indemnify any person to the fullest extent permitted by law.

                                   ARTICLE IX
                                DIRECTOR IMMUNITY

      To the fullest extent permitted by applicable law, a director of the Corporation shall not be liable to the Corporation or its Shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article does not eliminate or limit the liability of a director of the Corporation to the extent the director is found liable for:

      (a) A breach of the director's duty of loyalty to the Corporation or its Shareholders;

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      (b) An act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

      (c) A transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

      (d) An act or omission for which the liability of a director is expressly provided by an applicable statute.

      Any repeal or amendment of this Article by the Shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the Corporation or its Shareholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Florida Business Corporation Act.

                                    ARTICLE X
                           CONSENT IN LIEU OF MEETING

      Except as otherwise set forth in Section 2.2 of these Articles of Incorporation, any action which may be taken, or which is required by law or the Articles of Incorporation or bylaws of the Corporation to be taken, at any annual or special meeting of (a) Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted thereon, and (b) directors, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by all directors.

                                   ARTICLE XI
                                CUMULATIVE VOTING

      Cumulative voting for the election of directors or for any other matter is expressly denied and prohibited.

                                   ARTICLE XII
                                PREEMPTIVE RIGHTS

      Shareholders shall have no preemptive rights.

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                                  ARTICLE XIII
                                  INCORPORATOR

The name and address of the incorporator is Wil Armstrong, 1100 Louisiana, Suite 1800, Houston, Texas, 77002.

      IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of November, 1996.

                                      /s/ Wil Armstrong
                                      ------------------------------------------
                                      Wil Armstrong
                                      Incorporator

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                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                          IN ARTICLES OF INCORPORATION

Having been named as registered agent and to accept service of process for the above-named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligation of my position as registered agent.

                                      By: /s/  Deborah D. Skipper, As agent
                                          --------------------------------------
                                          Corporation Service Company

                                          Date:  11-18-96

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